Exhibit 99.01

SPS Cautionary Factors

The Private Securities Litigation Reform Act provides a “safe harbor” for forward-looking statements to encourage such disclosures without the threat of litigation, providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements are made in written documents and oral presentations of SPS, Xcel Energy or any of its other subsidiaries. These statements are based on management’s beliefs as well as assumptions and information currently available to management. Such forward-looking statements are intended to be identified in this document by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions.  In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause SPS’ actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•	Economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures;
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The risk of a significant slowdown in growth or decline in the U. S. economy, the risk of delay in growth recovery in the U. S. economy or the risk of increased cost for insurance premiums, security and other items as a consequence of past or future terrorist attacks;

•	Trade, monetary, fiscal, taxation and environmental policies of governments, agencies and similar organizations in geographic areas where SPS has a financial interest;
•	Customer business conditions, including demand for their products or services and supply of labor and materials used in creating their products and services;
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Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the SEC, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

•	Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, SPS, Xcel Energy or any of its other subsidiaries; or security ratings;
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Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or natural gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or natural gas pipeline constraints;

•	Employee workforce factors, including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
•	Increased competition in the utility industry or additional competition in the markets served by Xcel Energy and its subsidiaries;
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State and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric market; industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;

•	Environmental laws and regulations, including legislation and regulations relating to climate change, and the associated cost of compliance;
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Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;

•	Social attitudes regarding the utility and power industries;
•	Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
•	Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
•	Risks associated with implementation of new technologies; and
•	Other business or investment considerations that may be disclosed from time to time in SPS’ SEC filings or in other publicly disseminated written documents.

SPS undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.